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                                                                     EXHIBIT 3.1

ARTICLES OF ORGANIZATION
Form 400  Revised July 1, 2002
Filing fee:  $50.00
Deliver to:  Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO  80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us

                                                 ABOVE SPACE FOR OFFICE USE ONLY




Pursuant to ss. 7-80-203, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.  The name of the limited liability company is:      Sardy House, LLC
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     The name of a limited liability company must contain the term "limited liability company", "ltd. liability company", "limited liability co.", or "ltd. liability co." or the abbreviation "LLC" or "L.L.C."ss. 7-90-601(3)(c), C.R.S.

2. If known, The principal place of business of the limited liability company is:

128 E. Main, Aspen, Aspen, Colorado 81611
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3.   The name, and the business address, of the registered agent for service of process on the limited liability company are:

     Name David J. Myler; Business Address (must be a street or other physical
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     address in Colorado) 106 S. Mill, Suite 202, Aspen, CO 81611 if mail is
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     undeliverable to this address, ALSO include a post office box address:

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4.   a. If the management of this limited liability company is vested in managers, mark the box

[X] "The management of the limited liability company is vested in managers rather than members."

The name(s) and business address(es) of the initial manager(s) is(are):

Name(s)                                 Business Address(es)
        --------------------------                           -------------------
   Block 66, LLC                           128 E. Main, Aspen, Colorado 81611
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                                           or

     b. If management of the limited liability company is not vested in managers rather than members,

The name(s) and business address(es) of the initial member(s) is(are):

Name(s)                                    Business Address(es)
        ----------------------------                            ----------------

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5. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: David Myler, 106 S. Mill, Suite 202, Aspen, Colorado 81611



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OPTIONAL. The electronic mail and/or Internet address for this entity is/are:
e-mail ____________________________ Web site ___________________________
The Colorado Secretary of State may contact the following authorized person regarding this document:

name   Cher Brammer    address   106 S. Mill, Suite 202, Aspen, Colorado 81611
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voice   (970) 920-1018  fax   (970) 920-4259  e-mail   fmlcaspen@ewayout.com
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